Exhibit 5.1

December 6, 2017

MarineMax, Inc.

18167 U.S. Highway 19 North

Suite 300

Clearwater, Florida 33764

Re:	MarineMax, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MarineMax, Inc., a Florida corporation (the “Company”), in connection with the registration statement on Form S-3 to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of: (i) shares of common stock of the Company, $0.001 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.001 par value per share, to be issued in one or more series (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”) to be issued in one or more series under the indenture proposed to be entered into between the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (the “Indenture”); (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (as defined herein), or any combination of these securities as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named; (v) depositary shares each representing fractional shares of Preferred Stock (the “Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) to be entered into between the Company and a depositary to be named therein (each a “Depositary”); and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Depositary Shares (the “Units”) issued under one or more unit agreements (each a “Unit Agreement”) to be entered into between the Company and a bank or trust company, as unit agent. The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares and Units are collectively referred to herein as the “Offered Securities.” The Offered Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The proposed maximum aggregate public offering price of the Offered Securities to be sold by the Company is $200,000,000, on terms to be determined at the time of the offering thereof.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

i.    the Registration Statement;

ii.    the form of the Indenture; and

iii.    certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In such examination, we have assumed, without inquiry or other investigation, (i) the legal capacity of each natural person executing the agreements described herein, (ii) the authenticity of original documents and the genuineness of all signatures, (iii) the conformity to the originals of all documents submitted to us as copies, (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (v) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents and (vi) that each transaction complies with all tests of good faith, fairness and conscionability required by law.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance, and delivery of any Debt Securities, the related Indenture will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the Florida Business Corporations Act and the federal laws of the United States we made no such assumption).

In connection with the issuance of the Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Deposit agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to the Florida Business Corporations Act and the federal laws of the United States we make no such assumption).

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the Florida Business Corporations Act and the federal laws of the United States we make no such assumption).

In connection with the issuance of Purchase Contracts, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Purchase Contracts, the related Purchase Contract will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Purchase Contract and such Purchase Contracts will not violate the laws of any jurisdiction (provided that as to the Florida Business Corporations Act and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the Florida Business Corporations Act and the federal laws of the United States we make no such assumption).

The opinions expressed below are limited to the laws of the State of Florida and the Florida Business Corporations Act and the federal laws of the United States (the “Applicable Law”). Therefore, we express no opinion and make no representation concerning matters governed by any law, other than the Applicable Law, of any other jurisdictions or the effects of such laws upon the transactions of the type covered by the Registration Statement. To the extent that any matter discussed below is governed by the laws of other jurisdictions, we have assumed without analysis that the conclusion under governing law would be the same as that under Florida law. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on December 6, 2017, the date of this letter, which laws are subject to change with possible retroactive effect. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

Based upon and in reliance on the documents and representations referred to above and subject to the foregoing, we are of the opinion that:

1.    With respect to any series of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining shareholder approval, if necessary) to approve the issuance and terms of the Offered Common Stock and related matters, (v) the Offered Common Stock has been issued and delivered so as not to violate any Applicable Law, the Articles of Incorporation (the “Articles of Incorporation”), or the Bylaws (the “Bylaws”), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the certificates of the Offered Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment in full therefor, then the Offered Common Stock (including any as part of any Units), when issued and sold as contemplated in the Registration Statement and the appropriate Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.    With respect to any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining shareholder approval, if necessary) to approve the issuance and terms of the Offered Preferred Stock and related matters, (v) the Offered Preferred Stock has been issued and delivered so as not to violate any Applicable Law, the Articles of Incorporation, or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) Articles of Amendment to the Company’s Articles of Incorporation that comply with Florida Statutes Section 607.0602(4), have been duly filed with the Secretary of State of the State of Florida, (vii) the certificates of Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment in full therefor and (viii) the Common Stock relating to such Offered Preferred Stock has been duly authorized for issuance (if such Offered Preferred Stock is convertible to Common Stock), then the Offered Preferred Stock (including any as part of any Units), when issued and sold as contemplated in the Registration Statement and the appropriate Prospectus Supplement and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.    With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act, (ii) an appropriate Prospectus Supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining shareholder approval, if necessary) to approve the issuance and terms of the Offered Debt Securities and related matters, (v) the Indenture and any supplemental indenture with respect to such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any Applicable Law, the Articles of Incorporation or the Bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Common Stock relating to such Offered Debt Securities that are convertible have been duly authorized for issuance, and (viii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, then the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, or Warrants, as applicable, or any Debt Securities that are part of any Units), when issued and sold in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.    With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action (including obtaining shareholder approval, if necessary) to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters, (v) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any Applicable Law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Common Stock, the Preferred Stock, the Debt Securities, or the Depositary Shares relating to such Offered Warrants have been duly authorized for issuance, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any amendment relating thereto, then the Offered Warrants (including any as part of any Units), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.    With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the

Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, the applicable Deposit Agreement and related matters, (v) the applicable Deposit Agreement has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Depositary Shares and their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any Applicable Law, the Articles of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Preferred Stock relating to such Offered Depositary Shares have been duly authorized for issuance, and (viii) the Depositary Receipts, a form of which shall be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any amendment relating thereto, evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, then the Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

6.    With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Purchase Contracts are to be sold pursuant to an underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Purchase Contracts and related matters, (v) the terms of the Offered Purchase Contracts have been duly established so as to not violate any Applicable Law, the Articles of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court of governmental body having jurisdiction over the Company, (vi) the Common Stock and Preferred Stock relating to such Offered Purchase Contracts have been duly authorized for issuance, and (vii) the applicable Offered Purchase Contracts have been duly executed, delivered, countersigned, issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, then the Offered Purchase Contracts when issued and sold in accordance with the applicable Purchase Contract and the applicable underwriting agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.     With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units, the applicable Unit Agreement and related matters, (v) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any Applicable Law, the Articles of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Depositary Shares relating to such Offered Units have been duly authorized for issuance, and (viii) the applicable Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any amendment relating thereto, then the Offered Units, when issued and sold in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

In rendering the opinions set forth above, we have assumed that:

i.    the consideration paid for any Offered Common Stock or Offered Preferred Stock will comply with Florida Statutes, Sections 607.0621 (2), (3) and (4) or any successor provision;

ii.    any amendment to the Articles of Incorporation in respect of any Offered Preferred Stock will be in conformity with the Articles of Incorporation and Bylaws of the Company and with Applicable Law;

iii.    after the issuance of the Offered Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, or any stock option or warrant, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation; and

iv.    after the issuance of the Offered Preferred Stock, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, or any stock option or warrant, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Articles of Incorporation.

v.    at the time of execution, authentication, issuance, and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee;

vi.    at the time of execution, authentication, issuance, and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary;

vii.    at the time of execution, countersignature, issuance, and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each counterparty thereto;

viii.    at the time of execution, countersignature, issuance, and delivery of any Purchase Contract, the Purchase Contract will be the valid and legally binding obligation of each Purchase Contract counterparty thereto; and

ix.    at the time of execution, countersignature, issuance, and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of each Unit counterparty thereto.

Our opinions set forth above with respect to enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality, (iv) discretion of the court before which any proceeding for enforcement may be brought, and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy. Our opinions set forth above with respect to enforceability also assume that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture and any supplemental indentures of such Debt Securities will be valid and legally binding obligations of the applicable trustees thereunder.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in Applicable Law.

Very truly yours,

/s/ Holland & Knight LLP

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